Exhibit 99.1

Tower Group, Inc. Releases Estimates of Losses Caused By March Northeast U.S. Storm and Announces Release Date for First Quarter 2010 Financial Results

NEW YORK--(BUSINESS WIRE)--March 31, 2010--Tower Group, Inc. (NASDAQ: TWGP) estimates that its total net losses resulting from the Northeast U.S. storm occurring during March 13 to 15, 2010 will be in the range of $7.2 million to $9.1 million after tax, or $0.16 to $0.20 per diluted share.

Tower Group, Inc. announced today that it plans to release its first quarter 2010 financial results on Monday, May 10, 2010, prior to the market opening. Tower will also host a conference call and webcast to discuss these results on Monday, May 10, 2010 at 10:00 a.m. ET. Michael Lee, President and Chief Executive Officer, and Bill Hitselberger, Senior Vice President and Chief Financial Officer, will lead the conference call.

This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.’s website, www.twrgrp.com, or use this link: http://investor.twrgrp.com/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a webcast will be archived in the Investor Information section of Tower Group, Inc.'s website.

About Tower Group, Inc.

Tower Group, Inc. offers diversified property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses through its network of retail and wholesale agents and specialty business through program underwriting agents. Tower's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2009, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit Tower's website at http://www.twrgrp.com/

CONTACT:
Tower Group, Inc.
Thomas Song, Managing Vice President
212-655-4789
tsong@twrgrp.com